PricewaterhouseCoopers LLP, 2001 Market Street, Suite 1800, Philadelphia, PA 19103 +1 267 330 3000, www.pwc.com/us . www.pwc.com CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Global X Funds of our reports dated January 28, 2026 relating to the financial statements and financial highlights, of Global X MLP ETF, Global X MLP & Energy Infrastructure ETF, Global X Alternative Income ETF, Global X Conscious Companies ETF, Global X U.S. Preferred ETF, Global X S&P 500® Quality Dividend ETF, Global X Adaptive U.S. Factor ETF, Global X Variable Rate Preferred ETF, Global X Adaptive U.S. Risk Management ETF, Global X 1-3 Month T-Bill ETF, Global X U.S. Cash Flow Kings 100 ETF, Global X Short-Term Treasury Ladder ETF, Global X Intermediate-Term Treasury Ladder ETF, Global X Long-Term Treasury Ladder ETF, Global X PureCapSM MSCI Communication Services ETF, Global X PureCapSM MSCI Consumer Discretionary ETF, Global X PureCapSM MSCI Consumer Staples ETF, Global X PureCapSM MSCI Energy ETF, Global X PureCapSM MSCI Information Technology ETF, Global X U.S. 500 ETF, Global X U.S. Natural Gas ETF, Global X Millennial Consumer ETF, Global X Aging Population ETF, Global X FinTech ETF, Global X Internet of Things ETF, Global X Robotics & Artificial Intelligence ETF, Global X U.S. Infrastructure Development ETF, Global X Autonomous & Electric Vehicles ETF, Global X Artificial Intelligence & Technology ETF, Global X Genomics & Biotechnology ETF, Global X Cloud Computing ETF, Global X Cybersecurity ETF, Global X Dorsey Wright Thematic ETF, Global X Video Games & Esports ETF, Global X HealthTech ETF, Global X CleanTech ETF (currently known as Global X ClimateTech ETF), Global X Data Center & Digital Infrastructure ETF, Global X Clean Water ETF, Global X AgTech & Food Innovation ETF, Global X Blockchain ETF, Global X Hydrogen ETF, Global X Defense Tech ETF, Global X Infrastructure Development ex-U.S. ETF, Global X AI Semiconductor & Quantum ETF, Global X Emerging Markets ex- China ETF, Global X Emerging Markets Great Consumer ETF, Global X Emerging Markets Bond ETF, Global X Brazil Active ETF, Global X India Active ETF, Global X Investment Grade Corporate Bond ETF, Global X Interest Rate Volatility & Inflation Hedge ETF, which appear in Global X Funds’ Certified Shareholder Reports on Form N-CSR for the period or year ended November 30, 2025. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm", "Financial Highlights" and “Other Service Providers” in such Registration Statement. Philadelphia, Pennsylvania March 27, 2026